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                                                                    EXHIBIT 10.2

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                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                  by and among

                      PARK AVENUE RECEIVABLES CORPORATION,

                            THE CHASE MANHATTAN BANK,
                                as Funding Agent,

                                       and

                       THE SEVERAL FINANCIAL INSTITUTIONS
                         PARTY HERETO FROM TIME TO TIME,

                                  as APA Banks

                            Dated as of May 17, 2001

                            (Transmedia Network Inc.)

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS.........................................................1

   SECTION 1.1.    Incorporation by Reference.................................1
   SECTION 1.2.    Other Defined Terms........................................1

ARTICLE II PURCHASE COMMITMENT................................................9

   SECTION 2.1.    Liquidity Purchases........................................9
   SECTION 2.2.    Several Commitments of the APA Banks......................10
   SECTION 2.3.    Nonrecourse Nature of Transactions........................11
   SECTION 2.4.    Payments; Indemnity.......................................11
   SECTION 2.5.    Reduction of Commitments..................................12
   SECTION 2.6.    Issuance of Commercial Paper by PARCO.....................12
   SECTION 2.7.    Purchase Price Reduction Percentage.......................13

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................13

   SECTION 3.1.    PARCO Disclaimer of Representations and Warranties........13
   SECTION 3.2.    Representations and Warranties of the APA Banks...........13

ARTICLE IV THE FUNDING AGENT.................................................14

   SECTION 4.1.    Appointment...............................................14
   SECTION 4.2.    Delegation of Duties......................................15
   SECTION 4.3.    Exculpatory Provisions....................................15
   SECTION 4.4.    Reliance by Funding Agent.................................15
   SECTION 4.5.    Notice of Events of Default and other Events; Voting......16
   SECTION 4.6.    Non-Reliance on Funding Agent.............................16
   SECTION 4.7.    Indemnification...........................................16
   SECTION 4.8.    Funding Agent in its Individual Capacity..................17
   SECTION 4.9.    Successor Funding Agent...................................17
   SECTION 4.10.   Chase Conflict Waiver.....................................17

ARTICLE V MISCELLANEOUS......................................................18

   SECTION 5.1.    Waivers; Amendments, etc..................................18
   SECTION 5.2.    Notices...................................................18
   SECTION 5.3.    Governing Law; Submission to Jurisdiction.................19
   SECTION 5.4.    Severability; Counterparts; Waiver of Setoff..............19

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   SECTION 5.5.    Successors and Assigns; Participations; Assignments.......19
   SECTION 5.6.    Effectiveness of this Agreement...........................21
   SECTION 5.7.    No Petition...............................................21
   SECTION 5.8.    Waiver of Trial by Jury...................................22
   SECTION 5.9.    Limited Recourse..........................................22
   SECTION 5.10.   Liability of Funding Agent................................22

                              ANNEXES AND EXHIBITS

ANNEX I            Commitments
EXHIBIT A          Form of Transfer Supplement
EXHIBIT B          Form of Opinion of Counsel
EXHIBIT C          Notice Addresses

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                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT
                            (Transmedia Network Inc.)

THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of May 17, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), is by and among PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and assigns, "PARCO"), THE SEVERAL FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME, and THE CHASE MANHATTAN BANK, as Funding Agent, with respect to the transactions contemplated by herein and in that certain Receivables Transfer Agreement (as defined herein). This Agreement amends and restates that certain Asset Purchase Agreement, dated as of December 30, 1999, as amended by Amendment No. 1 thereto, dated as of December 22, 2000, by and among PARCO, the APA Banks and the Funding Agent.

          The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Incorporation by Reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in, or incorporated by reference into, Annex X to the Receivables Transfer Agreement.

          SECTION 1.2. Other Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "Adjusted Liquidity Price" means, in determining the Purchase Price with respect to any Purchase Amount on any Purchase Date, an amount equal to:

                                 OC + (PF * NDR)

where:

          PF = the product of (i) the Percentage Factor on such Purchase Date, times (ii) the quotient of (a) the PARCO Facility Net Investment divided by (b) the Aggregate Net Investment.

          OC = the product of (i) the APA Bank Purchase Percentage for such Purchase Date and (ii) the sum of (a) all Collections received by the Sellers, the Servicer, the Back-up Servicer or the Transferor which are due and owing to PARCO under the Transaction Documents and which have not yet been remitted to PARCO plus (b) all Deemed Collections due and owing to PARCO pursuant to subsection 2.9(a) of the Receivables Transfer

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                 Agreement plus (c) all Dilution Adjustments due and owing to
                 PARCO pursuant to subsection 2.9(b) of the Receivables Transfer Agreement.

          NDR = the product of (i) the APA Bank Purchase Percentage for such Purchase Date and (ii) the aggregate Outstanding Balance of all Receivables which are not Defaulted Receivables.

Each of the foregoing shall be determined from the most recent Weekly Report or Daily Report delivered to PARCO.

          "Affected APA Bank" shall have the meaning specified in Section
5.5(c).

          "Agreement" shall have the meaning specified in the recitals hereto.

          "APA Bank Aggregate Commitment" means the sum of the PARCO APA Bank Commitments.

          "APA Bank Interest" shall mean, on any date of determination, the APA Banks' undivided ownership interest in the PARCO Facility Interest in an amount equal to the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (a) the sum of (i) the aggregate Purchase Amounts specified by PARCO in Sale Notices delivered pursuant to Section 2.1 and (ii) the aggregate Transfer Prices paid by the APA Banks for interests in the Transferred Assets pursuant to the Receivables Transfer Agreement over (b) the aggregate amount of Collections received by the Funding Agent and remitted by the Funding Agent to the APA Banks to reduce the APA Bank Net Investment pursuant to Section 2.4(a) (unless the APA Bank Net Investment shall have been restored because such distribution was rescinded or otherwise returned for any reason) and the denominator of which is the PARCO Facility Net Investment; provided, that the APA Bank Interest shall be zero on any date that the APA Bank Net Investment is zero.

          "APA Bank Net Investment" means, at any time the result of (a) the sum of (i) the aggregate amount paid by the APA Banks for interests in the Transferred Assets pursuant to the Receivables Transfer Agreement plus (ii) the aggregate Purchase Prices paid to PARCO by the APA Banks pursuant to this Agreement (less any amount thereof attributable to Discount or Unaccrued Discount) minus (b) the aggregate amount of Collections received by the Funding Agent and remitted by the Funding Agent to the APA Banks to reduce the APA Bank Net Investment pursuant to Section 2.4(a); provided that the APA Bank Net Investment shall be restored in the amount of any Collections and other amounts so received and applied if, at any time, the distribution thereof is rescinded or otherwise must be returned for any reason.

          "APA Bank Purchase Percentage" means, for any Purchase Date, the percentage equivalent of a fraction, the numerator of which is the Purchase Amount for such Purchase Date and denominator of which is the PARCO Facility Net Investment on such Purchase Date.

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          "APA Banks" shall mean the Persons listed on Annex I hereto
(including, without limitation, Chase), and the Persons which from time to time may become a party hereto in accordance with Section 5.5(c).

          "Article" shall mean a numbered article of this Agreement, unless otherwise specified.

          "Available Commitment" of any APA Bank means, on any date of determination, the excess, if any, of such APA Bank's PARCO APA Bank Commitment over such APA Bank's Pro Rata Share of the APA Bank Net Investment; provided, however that the Available Commitment of any APA Bank shall be reduced to zero on the Scheduled Commitment Termination Date.

          "Chase" shall mean The Chase Manhattan Bank, in its individual capacity, and its successors.

          "Chase Roles" shall have the meaning specified in Section 4.10.

          "Commitment Expiry Date" shall mean the earliest to occur of (i) the date on which all amounts due and owing to PARCO and the APA Banks in respect of the Transferred Interests have been indefeasibly paid in full (as certified by the Funding Agent) and the PARCO APA Bank Commitments have been reduced to zero pursuant to Section 2.5, and (ii) the Scheduled Commitment Termination Date.

          "Defaulting APA Bank" shall have the meaning specified in Section 2.2(b).

          "Discount" means the amount of interest to accrue on or in respect of the Commercial Paper issued by PARCO allocated, in whole or in part, by the Funding Agent to fund the purchase or maintenance of the PARCO Net Investment (including, without limitation, any interest attributable to the commissions of placement agents and dealers in respect of such Commercial Paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such Commercial Paper by the Funding Agent).

          "Face Amount" shall mean, with respect to any Commercial Paper issued by PARCO, the amount due at maturity thereof (including the discount component thereof or any interest thereon, as applicable).

          "Fee Letter" shall mean the Fee Letter, dated as of December 30, 1999, between TMN and the Funding Agent, on behalf of PARCO and the APA Banks, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Funding Account" shall have the meaning specified in Section 2.4.

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          "Manager" shall mean Global Securitization Services, LLC, a Delaware limited liability company, as manager on behalf of PARCO, and its successors and assigns in such capacity.

          "Non-Defaulting APA Bank" shall have the meaning specified in Section 2.2(b).

          "Obligor" shall mean any Person obligated to make payments in respect of a Receivable.

          "OECD Country" shall mean a country that is a member of the grouping of countries that are full members of the Organization of Economic Cooperation and Development.

          "Originators" shall mean collectively, TMN, Service Company and Restaurant Company and their respective successors and assigns.

          "PARCO" shall have the meaning specified in the recitals hereto.

          "PARCO Interest" means, on any date of determination, PARCO's undivided ownership interest in the PARCO Facility Interest in an amount equal to the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (a) the aggregate Transfer Prices paid by PARCO for interests in the Transferred Assets pursuant to the Receivables Transfer Agreement over
(b) the sum of (i) the aggregate Purchase Amounts specified by PARCO in Sale Notices delivered pursuant to Section 2.1 of the Asset Purchase Agreement and
(ii) the aggregate amount of Collections received by the Funding Agent and remitted by the Funding Agent to PARCO to reduce the PARCO Net Investment pursuant to Section 2.4(a) of the Asset Purchase Agreement (unless the PARCO Net Investment shall have been restored because such distribution was rescinded or otherwise returned for any reason) and the denominator of which is the PARCO Facility Net Investment.

          "PARCO Net Investment" means, at any time, the result of (a) the aggregate amount paid by PARCO for interests in the Transferred Assets pursuant to the Receivables Transfer Agreement minus (b) the sum of (i) the aggregate Purchase Prices received by PARCO (less any amount thereof attributable to Discount or Unaccrued Discount) pursuant to Section 2.1 and (ii) the aggregate amount of Collections received by the Funding Agent and remitted by the Funding Agent to PARCO to reduce the PARCO Net Investment pursuant to Section 2.4(a); provided that the PARCO Net Investment shall be restored in the amount of any Collections and other amounts so received and applied if, at any time, the distribution thereof is rescinded or otherwise must be returned for any reason.

          "PARCO Termination Event" means the providers of PARCO's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under their respective agreements with PARCO.

          "Participant" shall have the meaning specified in Section 5.5(b).

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          "Placement Agent" shall mean, on any day with respect to PARCO, any
Person that has agreed, with the consent of PARCO, to offer and sell PARCO's Commercial Paper.

          "Pro Rata Share" shall mean, on any date of determination, with respect to any APA Bank, the ratio (expressed as a percentage) of such APA Bank's PARCO APA Bank Commitment to the APA Bank Aggregate Commitment at such time; provided that on any date after the Commitment Expiry Date the Pro Rata Share of any APA Bank shall be such APA Bank's Pro Rata Share on the Commitment Expiry Date.

          "Purchase" shall mean any assignment by PARCO to the APA Banks of all or a portion of its right, title and interest in and to the Transferred Assets pursuant to Section 2.1.

          "Purchase Amount" means for any Purchase Date the amount of the PARCO Net Investment specified by PARCO in the Sale Notice for such Purchase Date to be assigned to the APA Banks; provided, however, that the Purchase Amount specified by PARCO for any Purchase Date shall not exceed the amount that will reduce the PARCO Interest to zero.

          "Purchase Date" shall mean the date specified by PARCO in a Sale Notice as being the effective date of PARCO's assignment to the APA Banks of the Purchase Percentage with respect to such Purchase Date of the PARCO Interest.

          "Purchase Percentage" means for any Purchase Date the percentage equivalent of a fraction, the numerator of which is the Purchase Amount for such Purchase Date and denominator of which is the excess, if any, (a) the aggregate Transfer Prices paid by PARCO for interests in the Transferred Assets pursuant to the Receivables Transfer Agreement over (b) the sum of (i) the aggregate Purchase Amounts specified by PARCO in Sale Notices previously delivered pursuant to Section 2.1 of the Asset Purchase Agreement and (ii) the aggregate amount of Collections received by the Funding Agent and remitted by the Funding Agent to PARCO to reduce the PARCO Net Investment pursuant to Section 2.4(a) of the Asset Purchase Agreement (unless the PARCO Net Investment shall have been restored because such distribution was rescinded or otherwise returned for any reason) on such Purchase Date.

          "Purchase Price" means, (a) on any Purchase Date on or prior to the date of the occurrence of a Termination Event or a Potential Termination Event, an amount equal to the lesser of (i) the Purchase Amount for such Purchase Date and (ii) the Adjusted Liquidity Price with respect to such Purchase Amount, plus the sum of (A) the Purchase Percentage with respect to such Purchase Date of all accrued and unpaid Discount and (B) the Unaccrued Discount with respect to such Purchase Amount and (b) on any Purchase Date after the date of the occurrence of a Termination Event or a Potential Termination Event, an amount equal to (i) the Purchase Amount for such Purchase Date plus (ii) the sum of (A) the Purchase Percentage with respect to such Purchase Date of all accrued and unpaid Discount and (B) the Unaccrued Discount with respect to such Purchase Amount; provided, that, if on the date of the occurrence of such

                                        5

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Termination Event or such Potential Termination Event, the PARCO Facility Net
Investment exceeded the Termination Date Balance (the amount of such excess, the "Loss Amount"), the amount in clause (b)(i) above on any Purchase Date occurring after the occurrence of such Termination Event or such Potential Termination Event shall be reduced by an amount equal to the APA Bank Purchase Percentage for such Purchase Date of the Loss Amount.

          "Purchase Price Deficit" shall have the meaning specified in Section 2.2(b).

          "Rating Confirmation" shall mean, with respect to PARCO and any subject amendment, modification, waiver or other action to be taken pursuant to the terms of this Agreement, either (i) a confirmation by each of the Rating Agencies that such proposed amendment, modification, waiver or action shall not result in a downgrade or withdrawal of each Rating Agency's then current rating of the Commercial Paper or any other debt securities, rated at the request of PARCO, by each such Rating Agency or (ii) the delay in the taking of such action or the delay in the effectiveness of such proposed amendment, modification or waiver, until thirty (30) days following the maturity date of all commercial paper or other debt securities rated, at the request of PARCO, by a Rating Agency, outstanding at the time the confirmation referred to in clause (i) is requested.

          "Receivables Transfer Agreement" shall mean the Receivables Transfer Agreement, dated as of December 30, 1999, among RTR Funding LLC, as Transferor, TMN, individually and as Servicer, Frank Felix Associates, Ltd., as Back-up Servicer, the Initial Purchasers, the APA Bank Purchasers, the Funding Agents, and Chase, as Administrative Agent and Successor Servicer, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

          "Reduction Percentage" shall mean, with respect to any Purchase for which there is a Loss Amount, the percentage equivalent of a fraction, the numerator of which is the Loss Amount for such Purchase and the denominator of which is the sum of (i) the Termination Date Balance and (ii) the Loss Amount.

          "Required APA Banks" shall mean APA Banks having Pro Rata Shares in the aggregate at least equal to 66-2/3%; provided that the PARCO APA Bank Commitment of any Defaulting APA Bank that has not paid all amounts due and owing by it in respect of purchases it was obligated to make shall not be included in the PARCO APA Bank Commitments for purposes of this definition.

          "Sale Notice" shall mean an irrevocable written notice given by an authorized signer or authorized officer of PARCO (or on behalf of PARCO by Chase, in its capacity as PARCO Administrative Agent) to the Funding Agent committing to sell, assign and transfer to the APA Banks, all or a portion of the PARCO Interest, which notice shall designate (a) the applicable Purchase Date, (b) the aggregate amount of the PARCO Net Investment to be purchased by the APA Banks on such Purchase Date, (c) the Purchase Percentage and the APA Bank Purchase Percentage for such Purchase Date, (d) the Purchase Price (including a calculation of the Purchase Price), (e) that no PARCO

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Insolvency Event has occurred and (f) wire transfer instructions specifying the account(s) into which the proceeds of the Purchase Price shall be deposited.

          "Scheduled Commitment Termination Date" means May 16, 2002, as such date may be extended for an additional 364 days from time to time in writing by PARCO, the Funding Agent and the APA Banks.

          "Section" shall mean a numbered section of this Agreement unless otherwise specified.

          "Termination Date Balance" means, on the date of any occurrence of a Termination Event or a Potential Termination Event, an amount equal to:

                                 OC + (PF * NDR)

where:

          PF = the product of (i) the Percentage Factor on the date of the occurrence of such Termination Event or such Potential Termination Date, times (ii) the quotient of:

                 (a) the PARCO Facility Net Investment divided by
                 (b) the Aggregate Net Investment.

          OC = the sum of (i) all Collections received by the Sellers, the Servicer, the Back-up Servicer or the Transferor which are due and owing to PARCO and the APA Banks under the Transaction Documents and which have not yet been remitted to PARCO or the APA Banks plus (ii) all Deemed Collection due and owing to PARCO and the APA Banks pursuant to subsection 2.9(a) of the Receivables Transfer Agreement plus
                 (iii) all Dilution Adjustments due and owing to PARCO pursuant to subsection 2.9(b) of the Receivables Transfer Agreement.

          NDR = the aggregate Outstanding Balance of all Receivables which are not Defaulted Receivables.

          Each of the foregoing shall be determined from the most recent Weekly Report or Daily Report delivered to PARCO on or immediately prior to the date of the occurrence of a Termination Event or a Potential Termination Event.

          "Tranche" shall mean any tranche of PARCO's Commercial
Paper.

          "Transaction Parties" shall have the meaning specified in Section 3.1.

          "Transfer Supplement" shall have the meaning specified in Section 5.5(c).

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          "Transferred Assets" shall mean the Receivables, Related Security,
Collections and Proceeds with respect thereto, a beneficial interest in which is transferred to PARCO and/or the APA Banks pursuant to the Receivables Transfer Agreement.

          "Unaccrued Discount" means on any Purchase Date with respect to any Purchase Amount, the Discount that would have accrued on PARCO's Commercial Paper allocated, in whole or in part, by the Funding Agent to fund the purchase or maintenance of such Purchase Amount subsequent to such Purchase Date to the maturity date thereof if the related reduction in the PARCO Net Investment had not occurred.

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                                   ARTICLE II

                               PURCHASE COMMITMENT

          SECTION 2.1. Liquidity Purchases.

               (a) Sales by PARCO. From time to time prior to the Commitment Expiry Date, PARCO may, and on the Commitment Expiry Date or upon the occurrence of a PARCO Termination Event, PARCO shall be obligated to deliver a Sale Notice to the Funding Agent. Each Sale Notice shall be delivered by PARCO to the Funding Agent prior to 12:30 P.M. (New York time) on the proposed Purchase Date and shall constitute an irrevocable offer by PARCO to sell the Purchase Percentage with respect to such Purchase Date of the PARCO Interest described therein at the Purchase Price. The Purchase Amount set forth in any Sale Notice delivered by PARCO on the Commitment Expiry Date or upon the occurrence of a PARCO Termination Event shall equal the PARCO Net Investment. Each Sale Notice delivered by PARCO shall be deemed to be a representation and warranty by PARCO that no PARCO Insolvency Event shall have occurred and be continuing. Each APA Bank hereby agrees to purchase from PARCO such APA Bank's Pro Rata Share of the Purchase Percentage of the PARCO Interest for a purchase price equal to such APA Bank's Pro Rata Share of the Purchase Price on the Purchase Date (which date, subject to Section 2.1(b) below, may be the same as the date of the Sale Notice). Notwithstanding anything to the contrary set forth in this Agreement, no APA Bank shall have any obligation to purchase the PARCO Interest or any portion thereof from PARCO if, on such Purchase Date, a PARCO Insolvency Event shall have occurred and be continuing. The Funding Agent shall promptly advise each APA Bank (by telecopy or by telephone call promptly confirmed in writing by telecopy) of the receipt and content of any Sale Notice delivered to it by PARCO and shall promptly advise PARCO of the Purchase Price and each APA Bank of its Pro Rata Share of the Purchase Price thereunder. The Purchase Price shall be deposited in immediately available funds into the account(s) specified by PARCO in the related Sale Notice.

               (b) Timing of Sale Notice and Purchase Date. If, at or prior to 12:30 P.M. (New York time) on any Business Day, PARCO delivers a Sale Notice to the Funding Agent specifying that the Purchase Date shall be the same date as the date of the Sale Notice, the Funding Agent shall, by no later than 1:30 P.M. (New York time) on such Business Day, notify each APA Bank of such Sale Notice. Each APA Bank shall make a purchase of its Pro Rata Share of the Purchase Percentage of the PARCO Interest by advancing immediately available funds on such date to the account of PARCO maintained at the principal office of the Funding Agent no later than 3:00 P.M. (New York time). Notwithstanding the fact that the Purchase Date may occur on a date which is later than the date on which the Sale Notice is delivered to the Funding Agent, the several obligations of each APA Bank to accept such transfer and to make payment of the amounts required to be paid by it pursuant to Section 2.2 shall arise immediately upon

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     receipt by the Funding Agent of the Sale Notice. Regardless of when the
     Sale Notice is received, any APA Bank may designate any one or more of its domestic or foreign branches, offices or affiliates through which it will fund its Pro Rata Share of the Purchase Price for a Purchase, and the term "APA Bank" shall include any such branch, office or affiliate for such purpose.

          SECTION 2.2. Several Commitments of the APA Banks.

               (a) Funding upon Receipt of the Sale Notice. Each APA Bank hereby absolutely and unconditionally (except as provided in Section 2.1(a)) severally commits to PARCO and to the Funding Agent to provide the Funding Agent, on the Purchase Date (if notice has been given in accordance with Section 2.1(b)) at the principal office of the Funding Agent in The City of New York for delivery to PARCO, with immediately available funds in an amount equal to such APA Bank's Pro Rata Share of the Purchase Price with respect to such Purchase Date, whereupon such APA Bank shall become the sole owner of its Pro Rata Share of the APA Bank's Purchase Percentage with respect to such Purchase Date of the Transferred Assets. The APA Banks' several obligations under this Section 2.2(a) to provide the Funding Agent with funds shall terminate on the Commitment Expiry Date. Notwithstanding anything contained in this Section 2.2(a) or elsewhere in this Agreement to the contrary, no APA Bank shall be obligated to provide the Funding Agent with aggregate funds in connection with a Purchase in an amount that would exceed such APA Bank's Available Commitment then in effect. The failure of any APA Bank to make its Pro Rata Share of the Purchase Price available to the Funding Agent shall not relieve any other APA Bank of its obligations hereunder.

               (b) Defaulting APA Banks. If, by 3:00 P.M. (New York time) on any Purchase Date, one or more APA Banks (each, a "Defaulting APA Bank", and each APA Bank other than the Defaulting APA Bank being referred to as a "Non-Defaulting APA Bank") fails to make its Pro Rata Share of the Purchase Price available to the Funding Agent pursuant to Section 2.1(a) (the aggregate amount not so made available to the Funding Agent being herein called the "Purchase Price Deficit"), then the Funding Agent shall, by no later than 3:30 P.M. (New York time) on such Purchase Date, instruct each Non-Defaulting APA Bank to pay, by no later than 4:00 P.M. (New York time) on such Purchase Date, in immediately available funds, to the account designated by the Funding Agent, an amount equal to the lesser of (x) such Non-Defaulting APA Bank's proportionate share (based upon the relative Commitments of the Non-Defaulting APA Banks) of the Purchase Price Deficit and (y) its Available Commitment. A Defaulting APA Bank shall forthwith, upon demand, pay to the Funding Agent for the ratable benefit of the Non-Defaulting APA Banks all amounts paid by each Non-Defaulting APA Bank on behalf of such Defaulting APA Bank, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting APA Bank until the date such Non-Defaulting APA Bank has been paid such amounts in full, at a rate per annum equal to the sum of the Federal Funds Rate plus 2%. In addition, without prejudice to any other rights that

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     PARCO may have under applicable law, each Defaulting APA Bank shall pay to
     PARCO forthwith upon demand, the difference between the Defaulting APA Bank's unpaid Pro Rata Share of the Purchase Price and the amount paid with respect thereto by the Non-Defaulting APA Banks, together with interest thereon, for each day from the date of the Funding Agent's request for such Defaulting APA Bank's Pro Rata Share of the Purchase Price pursuant to
     Section 2.1(b) until the date the requisite amount is paid to PARCO in full, at a rate per annum equal to the sum of the Federal Funds Rate plus 2%.

          SECTION 2.3. Nonrecourse Nature of Transactions. Each of the Funding Agent and the APA Banks hereby agrees that all Purchases shall be without recourse of any kind to PARCO or the Funding Agent, except as expressly provided in Sections 4.3 and 4.7 with respect to the Funding Agent.

          SECTION 2.4. Payments; Indemnity.

               (a) Payments Generally. On or prior to the Closing Date, the Funding Agent shall establish a demand deposit account with Chase for the benefit of PARCO and the APA Banks (the "Funding Account"), into which all payments received by the Funding Agent from the Servicer, the Back-up Servicer, TMN, the Administrative Agent or the Transferor in respect of the PARCO Facility Interest shall be deposited. The Funding Agent, on behalf of PARCO and the APA Banks, shall have the sole right of withdrawal from the Funding Account. For so long as any amounts remain due and owing to PARCO or the APA Banks hereunder or pursuant to the Receivables Transfer Agreement, the Funding Agent shall distribute all payments received by it in respect of the PARCO Facility Interest immediately after receipt thereof by (i) transferring to PARCO and the APA Banks, on a pro rata basis, based on the amounts thereof owing to PARCO and the APA Banks, respectively, all payments of Discount or interest, (ii) transferring to PARCO and the APA Banks, on a pro rata basis, based on the PARCO Interest and the APA Bank Interest, respectively, on the date of payment, all payments in reduction of the PARCO Facility Net Investment and (iii) transferring to PARCO and/or the APA Banks, any other amounts owing to PARCO and/or the APA Banks under the Receivables Transfer Agreement; provided, that any amounts deposited in the Funding Account by the Transferor pursuant to the first sentence of
     Section 2.6 of the Receivables Transfer Agreement and deposited by the Administrative Agent in the Funding Account in accordance with Section 2.10 of the Receivables Transfer Agreement shall remain in the Funding Account until transferred to PARCO and/or the APA Banks, as applicable, on the Settlement Date or the last day of Tranche Periods selected by the Funding Agent in reduction of the Aggregate Net Investment. Such transfers shall be made by the Funding Agent by withdrawing funds on deposit in the Funding Account and remitting such funds to the accounts of PARCO and the several APA Banks specified by each of them from time to time. The Funding Agent shall remit any such funds to the APA Banks ratably in accordance with their Pro Rata Shares (calculated without regard to that portion of the PARCO APA Bank Commitment of a Defaulting APA Bank which such Defaulting APA

     Bank failed to fund pursuant to this Agreement). Funds transferred to the Administrative Agent by the Transferor pursuant to the first sentence of
     Section 2.6 of the Receivables Transfer Agreement and deposited by the Administrative Agent in the Funding Account in accordance with Section 2.10 of the Receivables Transfer Agreement shall be invested by the Funding Agent in Permitted Investments that will mature so that such funds will be available prior to each Settlement Date and the last day of each successive Tranche Period following such investment. On each Settlement Date and the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Funding Account shall be retained in the Funding Account and be available to make any payments required to be made under the Transaction Documents by the Transferor to PARCO and the APA Banks. On the date on which the Aggregate Net Investment is zero and all accrued Discount and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Funding Account shall be paid to the Transferor.

               (b) Requests for Indemnity under the Transaction Documents. The Funding Agent shall, at the written request of any APA Bank, make demand of PARCO for payment of any amounts from time to time claimed by such APA Bank pursuant to the terms of the Receivables Transfer Agreement, and the Funding Agent shall, upon its receipt of such amounts, distribute them to each such APA Bank ratably in accordance with their respective Pro Rata Shares (calculated without regard to that portion of the PARCO APA Bank Commitment of a Defaulting APA Bank which such Defaulting APA Bank failed to fund pursuant to this Agreement); provided that no such demand shall be made of PARCO except to the extent that such claim arises out of, or relates to, PARCO's beneficial interest in the Transferred Interests.

               (c) Payments Conditional upon Receipt from the Administrative Agent, PARCO, the Servicer, the Back-up Servicer, TMN or the Transferor. Anything in this Agreement to the contrary notwithstanding, the Funding Agent shall have no obligation to make any payments to the APA Banks unless and until it has received such amounts from the Administrative Agent, PARCO, the Servicer, the Back-up Servicer, TMN or the Transferor pursuant to the terms of the Receivables Transfer Agreement.

          SECTION 2.5. Reduction of Commitments. The PARCO APA Bank Commitment of each APA Bank (i) shall be automatically reduced following any permanent reduction of the APA Bank Aggregate Commitment under the Receivables Transfer Agreement in an amount equal to such APA Bank's Pro Rata Share of the amount of such reduction and (ii) shall be automatically reduced to zero on the Commitment Expiry Date.

          SECTION 2.6. Issuance of Commercial Paper by PARCO. For so long as this Agreement is in full force and effect, PARCO shall not issue Commercial Paper with respect to the Transferred Interests on any day if, after giving effect to such issuance and the use of proceeds thereof, the Face Amount of all outstanding Commercial Paper issued by PARCO with respect to the Transferred Interests on such day would exceed 102% of the sum of the Transfer Prices related to all PARCO Facility Interests (after giving effect to the issuance and payment of such Commercial Paper on such day).

          SECTION 2.7. Purchase Price Reduction Percentage. If on the related Purchase Date, there is a Loss Amount, then, in such event, each APA Bank agrees that the Funding Agent, for the benefit of PARCO, shall immediately remit to PARCO the Reduction Percentage of any amounts received by the Funding Agent with respect to the PARCO Facility Interest; provided, however, that such amounts shall be remitted to PARCO only after the APA Bank Net Investment is zero.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. PARCO Disclaimer of Representations and Warranties. By executing and delivering any Sale Notice pursuant to Section 2.1(a), (a) PARCO makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Receivables Transfer Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents, and (b) PARCO makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Servicer, the Back-up Servicer, the Originator, the Transferor or any Obligor (collectively, the "Transaction Parties") or the Funding Agent or the Administrative Agent, or the performance or observance by the Transaction Parties, the Funding Agent or the Administrative Agent of any of their respective obligations under the Receivables Transfer Agreement or the Transaction Documents.

          SECTION 3.2. Representations and Warranties of the APA Banks. Each of the APA Banks (a) confirms that it has received copies of the Transaction Documents; (b) represents and warrants to the Funding Agent and PARCO that it has, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transaction Parties, and made its own decision to enter into this Agreement; (c) represents that it will, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Transaction Parties; (d) appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Transaction Documents as are delegated to the Funding Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (e) represents and warrants that it is a corporation or a banking association duly organized and validly existing under the laws of its jurisdiction of incorporation or organization and has all corporate power to perform its obligations hereunder; (f) represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement, which has not otherwise been obtained; (g) represents and warrants that the execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its charter, certificate or articles of incorporation or association or by-laws,
(ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on its assets, which contravention or violation in any of the foregoing cases could have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; (h) represents and warrants that this Agreement constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to limiting creditors' rights generally and by equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (i) represents and warrants that this Agreement has been duly authorized, executed and delivered by it.

                                   ARTICLE IV

                                THE FUNDING AGENT

          SECTION 4.1. Appointment. PARCO and each APA Bank hereby irrevocably designates and appoints Chase as Funding Agent on its behalf under the Transaction Documents and under Section 2.4(a) of this Agreement, and each APA Bank hereby irrevocably designates and appoints Chase as Funding Agent on its behalf under this Agreement. In furtherance of the foregoing, PARCO and each APA Bank hereby authorizes the Funding Agent to take such action on its behalf under the provisions of this Agreement and the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of the Agreement and the Transaction Documents, together with such other powers as are reasonably incidental hereto or thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the Transaction Documents, the Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any APA Bank or PARCO, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Funding Agent shall be read into this Agreement or any Transaction Document or shall otherwise exist against the Funding Agent. The provisions of this
Article IV are solely for the benefit of the Funding Agent, PARCO and the APA Banks. In performing its functions and duties solely under this Agreement (except with respect to Section 2.4(a) hereof), subject to the provisions of
Section 5.10 hereof, the Funding Agent shall act solely as the agent of the APA Banks and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for PARCO.

          SECTION 4.2. Delegation of Duties. The Funding Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel (including without limitation, counsel for the Servicer, the Back-up Servicer, the Sellers, the Initial Purchasers or the APA Bank Purchasers), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 4.3. Exculpatory Provisions. Neither the Funding Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 4.2 under or in connection with this Agreement or the Transaction Documents (x) with the consent or at the request of either PARCO or the APA Banks or (y) in the absence of its own gross negligence or willful misconduct, or (ii) responsible in any manner to either PARCO or any APA Bank for any recitals, statements, representations or warranties contained in this Agreement or the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Funding Agent under or in connection with, this Agreement or the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents, this Agreement or any other document furnished in connection therewith or herewith, or for any failure of PARCO, an APA Bank or any of the Transaction Parties to perform its obligations under this Agreement or any Transaction Document or for the satisfaction of any condition specified in this Agreement or the Transaction Documents. The Funding Agent shall not be under any obligation to either PARCO or any APA Bank to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Transaction Parties.

          SECTION 4.4. Reliance by Funding Agent. The Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel for the Servicer, the Back-up Servicer, the Sellers, the Initial Purchasers or the APA Bank Purchasers), independent accountants and other experts selected by the Funding Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, the Transaction Documents or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of PARCO, the Required Participants, the Required APA Banks or all of the APA Banks, as applicable, as it deems appropriate, or it shall first be indemnified to its satisfaction by PARCO or the APA Banks, as applicable, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Transaction Document or any other document furnished in connection herewith or therewith in accordance with a request of PARCO, the Required Participants, the Required APA Banks or all of the APA Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon PARCO and all the APA Banks, as applicable.

          SECTION 4.5. Notice of Events of Default and other Events; Voting. The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event unless the Funding Agent has received notice from any APA Bank Purchaser, an Initial Purchaser or any Transaction Party referring to the Transaction Documents stating that a Termination Event has occurred with respect to the Transferred Interests and describing such event. If the Funding Agent receives such a notice, the Funding Agent shall promptly give notice thereof to PARCO, each APA Bank and each Rating Agency. Subject to the provisions of Section 5.1(b), to the extent the Funding Agent is entitled to consent to or withhold its consent of any waiver or amendment of any Transaction Document in accordance with the terms thereof, the Funding Agent shall (a) give prompt notice to PARCO, the APA Banks and the Rating Agencies of any such waiver or amendment of which it is aware, and (b) take such action with respect to such waiver, amendment, or Termination Event as shall be directed by PARCO and the Required Participants; provided, however, that unless and until the Funding Agent shall have received such directions, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event as the Funding Agent shall deem advisable and in the best interests of PARCO and the APA Banks.

          SECTION 4.6. Non-Reliance on Funding Agent. PARCO and each APA Bank expressly acknowledges that neither the Funding Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Funding Agent hereafter taken, including, without limitation, any review of the affairs of PARCO, the APA Banks or any Transaction Party, shall be deemed to constitute any representation or warranty by the Funding Agent. The Funding Agent shall not have any duty or responsibility to provide PARCO or any APA Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of PARCO, the APA Banks or the Transaction Parties which may come into the possession of the Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 4.7. Indemnification. The APA Banks agree to indemnify the Funding Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Transaction Parties, and without limiting the obligation of any Transaction Party to do so in accordance with the terms of the Transaction Documents), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Funding Agent or the affected Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Funding Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Funding Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or the execution, delivery or performance of this Agreement, any Transaction Document or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Funding Agent or such affected Person).

          SECTION 4.8. Funding Agent in its Individual Capacity. The Funding Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with PARCO or any Transaction Party or any Affiliate of such Persons as though the Funding Agent were not the Funding Agent hereunder. With respect to its acquisition of any interest in the Transferred Assets pursuant to this Agreement, the Funding Agent shall have the same rights and powers under this Agreement as any APA Bank and may exercise the same as though it were not the Funding Agent, and the terms "APA Bank" and "APA Banks" shall include the Funding Agent in its individual capacity as an APA Bank.

          SECTION 4.9. Successor Funding Agent. The Funding Agent may, upon five
(5) days' notice to PARCO, the APA Banks and the Rating Agencies, and the Funding Agent will, upon the direction of the Required APA Banks (calculated without regard to the Pro Rata Share of Chase or any Affiliate of Chase), resign as Funding Agent; provided, in either case, that an APA Bank agrees to become the successor Funding Agent hereunder in accordance with the next sentence. If the Funding Agent shall resign as Funding Agent under this Agreement, then the Required APA Banks during such period shall appoint from among the APA Banks a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Funding Agent, and the term "Funding Agent" shall mean such successor agent, effective upon its acceptance of such appointment, and the former Funding Agent's rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement. After the retiring Funding Agent's resignation hereunder as Funding Agent, the provisions of this
Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

          SECTION 4.10. Chase Conflict Waiver. Chase acts as PARCO Administrative Agent, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, as Administrative Agent, as Successor Servicer under the Receivables Transfer Agreement and may provide other services or facilities from time to time (the "Chase Roles"). Without limiting the generality of Section 4.8, each APA Bank hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank hereunder and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate. The APA Banks are hereby notified that PARCO may delegate responsibility for signing and/or sending Sale Notices to Chase as PARCO's Administrative Agent.

                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.1. Waivers; Amendments, etc.

               (a) No Waiver; Remedies Cumulative. No failure or delay on the part of the Funding Agent or any APA Bank in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights and remedies provided by law. Any waiver of this Agreement shall be effective only for the specific purpose for which given.

               (b) Amendments, Etc. This Agreement may be amended, supplemented, modified or waived with the written consent of all of the parties hereto; provided that no such amendment, supplement, modification or waiver shall become effective without prior written notice to each of the Rating Agencies. Notwithstanding the foregoing, without the consent of the APA Banks, the Funding Agent and PARCO may amend this Agreement solely to add additional Persons as APA Banks. Any such amendment, supplement, modification or waiver shall apply to each of the APA Banks equally and shall be binding upon PARCO, the APA Banks and the Funding Agent. In the case of any waiver, PARCO, the APA Banks and the Funding Agent shall be restored to their former positions and rights hereunder.

               (c) Integration. This Agreement and the Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 5.2. Notices. Except as otherwise expressly provided herein, all communications and notices provided for hereunder shall be in writing and shall be (a) hand-delivered by messenger, (b) sent by reputable overnight or second business day courier, or (c) sent by telecopy or similar electronic transmission directed to the applicable address or telecopy number, as the case may be, set forth on Exhibit C hereto (as amended from time to time) or at such other address or telecopy number as any party may hereafter specify in writing to the Funding Agent for the purpose of receiving notices. Each such notice or other communication shall be effective only upon receipt thereof.

          SECTION 5.3. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 5.4. Severability; Counterparts; Waiver of Setoff. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each APA Bank and the Funding Agent hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against PARCO or its assets.

          SECTION 5.5. Successors and Assigns; Participations; Assignments.

               (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. No APA Bank may participate, assign or sell any portion of its rights hereunder except as required by operation of law, in connection with the merger, consolidation or dissolution of any APA Bank or as provided in this
     Section 5.5. No assignment hereunder shall become effective without a Rating Confirmation.

               (b) Participations. Any APA Bank may, with the consent of TMN (such consent not to be unreasonably withheld) and the Funding Agent and in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in its rights and obligations hereunder and under the Transaction Documents; provided, however, that each Participant shall purchase an identical percentage in such selling APA Bank's PARCO APA Bank Commitment, unused PARCO APA Bank Commitment and Pro Rata Share of the APA Bank Net Investment; provided, further, that each Participant shall, prior to the effectiveness of such participation, be required to provide all of the forms and statements required pursuant to subsection 7.3(b) of the Receivables Transfer Agreement and shall, as of the date such Person becomes a Participant comply with the provisions of subsection 7.3(b) and
     Section 10.9 of the Receivables Transfer Agreement. Notwithstanding any such sale by an APA Bank of participating interests to a Participant, such APA Bank's rights and obligations under this Agreement shall remain unchanged, such APA Bank shall remain solely responsible for the performance thereof, and PARCO and the Funding Agent shall continue to deal solely and directly with such APA Bank in connection with such APA Bank's rights and obligations under this Agreement and the Transaction Documents. Each APA Bank agrees that any agreement between such APA Bank and any such Participant in respect of such participating interest shall not restrict such APA Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement.

               (c) Assignments to Purchasers.

                    (i) Any APA Bank may at any time and from time to time, upon the prior written consent of TMN (such consent not to be unreasonably withheld), PARCO and the Funding Agent, assign to one or more accredited investors or other Persons ("Purchaser(s)") all or any part of its rights and obligations under this Agreement and the Transaction Documents pursuant to a supplement to this Agreement, substantially in the form of Exhibit A hereto (each, a "Transfer Supplement"), executed by the Purchaser, such selling APA Bank and, as applicable, the Funding Agent; and provided however that (A) each Purchaser shall purchase an identical percentage in such selling APA Bank's PARCO APA Bank Commitment, unused PARCO APA Bank Commitment and Pro Rata Share of the APA Bank Net Investment, (B) any such assignment cannot be for an amount less than the lesser of (1) $10,000,000 and (2) such selling APA Bank's PARCO APA Bank Commitment or Pro Rata Share of the APA Bank Net Investment (calculated at the time of such assignment), (C) each Purchaser must be a financial institution incorporated in an OECD Country rated at least A-1/P-1 (or the equivalent short-term rating) by the Rating Agencies and (D) each Purchaser shall deliver to the Funding Agent and PARCO an opinion of such Purchaser's counsel in substantially the form of Exhibit B hereto.

                    (ii) Each of the APA Banks agrees that in the event that it shall cease to have short-term debt ratings of at least A-1 by S&P and at least P-1 by Moody's, or, if such APA Bank does not have short-term debt which is rated by S&P's and Moody's, in the event that the parent corporation of such APA Bank has rated short-term debt, such parent corporation ceases to have short-term debt ratings of at least A-1 by S&P and at least P-1 by Moody's (each, an "Affected APA Bank"), such Affected APA Bank shall be obliged, at the request of PARCO and the Funding Agent, to assign all of its rights and obligations hereunder to (x) one or more other APA Banks selected by PARCO and the Funding Agent which are willing to accept such assignment, or (y) another financial institution rated at least A-1/P-1 (or the equivalent short-term rating) by the Rating Agencies nominated by the Funding Agent and consented to by PARCO (which consent shall not be unreasonably withheld) and the Funding Agent, and willing to participate in this facility through the Scheduled Commitment Termination Date in the place of such Affected APA Bank; provided that
          (i) the Affected APA Bank receives payment in full, pursuant to a Transfer Supplement and/or, as applicable, an assignment, of an amount equal to the Affected APA Bank's Pro Rata Share of the APA Bank Net Investment and any other amounts due and owing to such Affected APA Bank under the Transaction Documents and
          (ii) such nominated financial institution, if not an existing APA Bank, satisfies all the requirements of this Agreement and provides the Funding Agent with an opinion of counsel in substantially the form of Exhibit B hereto.

                    (iii) Upon (A) execution of a Transfer Supplement, (B) delivery of an executed copy thereof to PARCO, the Funding Agent and the Administrative Agent and delivery to the Funding Agent and PARCO of an opinion of such Purchaser's counsel in substantially the form of Exhibit B hereto, (C) payment, if applicable, by the Purchaser to such selling APA Bank of an amount equal to the purchase price agreed between such selling APA Bank and the Purchaser and (D) receipt by PARCO of a Rating Confirmation, such selling APA Bank shall be released from its obligations hereunder and under the Transaction Documents to the extent of such assignment and the Purchaser shall, for all purposes, be an APA Bank party to this Agreement and shall have all the rights and obligations of an APA Bank under this Agreement to the same extent as if it were an original party hereto or thereto, and no further consent or action by PARCO, the APA Banks or the Funding Agent shall be required. The amount of the assigned portion of the selling APA Bank's Pro Rata Share of the APA Bank Net Investment allocable to the Purchaser shall be equal to the Transferred Percentage (as defined in the Transfer Supplement) of such selling APA Bank's Pro Rata Share of the APA Bank Net Investment which is transferred thereunder regardless of the purchase price paid therefor. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the Purchaser as an APA Bank and the resulting adjustment of the selling APA Bank's PARCO APA Bank Commitment arising from the purchase by the Purchaser of all or a portion of the selling APA Bank's rights, obligations, and interest hereunder and under the Transaction Documents.

          SECTION 5.6. Effectiveness of this Agreement. This Agreement, and the obligations of the Funding Agent and the APA Banks hereunder, shall become effective when the Funding Agent has received counterparts hereof, duly executed by the Funding Agent, PARCO and each of the APA Banks.

          SECTION 5.7. No Petition. The Funding Agent, each APA Bank and PARCO hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper of PARCO, such party will not institute against, or join any other Person in instituting against, PARCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding or otherwise seek the entry of any order for relief or for the appointment of any receiver, trustee or other similar official for PARCO or any substantial part of PARCO's property, under the laws of any jurisdiction. The provisions of this Section 5.7 shall survive termination of this Agreement.

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

          SECTION 5.8. Waiver of Trial by Jury. To the extent permitted by applicable law, the Funding Agent, each APA Bank and PARCO irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or the operative documents or any matter arising hereunder or thereunder.

          SECTION 5.9. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of PARCO under this Agreement are solely the corporate obligations of PARCO and, in the case of obligations of PARCO other than Commercial Paper, shall be payable at such time as funds are received by or are available to PARCO in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against PARCO but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

          No recourse under any obligation, covenant or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of PARCO, the Administrative Agent, the PARCO Administrative Agent, the Funding Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of PARCO individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of PARCO, the Administrative Agent, the PARCO Administrative Agent, the Funding Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 5.9 shall survive termination of this Agreement.

          SECTION 5.10. Liability of Funding Agent. Notwithstanding any provision of this Agreement: (i) the Funding Agent shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agent shall be read into this Agreement; and (ii) in no event shall the Funding Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (a) may consult with legal counsel (including, without limitation, counsel for the Servicer, the Back-up Servicer, the Sellers, the Initial Purchasers or the APA Bank Purchasers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to PARCO for any statements, warranties or representations made in or in connection with this Agreement or the Transaction Documents, (c) shall not be responsible to PARCO for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Transaction Documents, (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of PARCO under this Agreement or the Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the Transaction Documents, it is agreed that where the Funding Agent may be required under this Agreement or the Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Asset Purchase Agreement to be executed and delivered by their duly authorized officers or signatories as of the date hereof.

                                        PARK AVENUE RECEIVABLES CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE CHASE MANHATTAN BANK,
                                        as Funding Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE CHASE MANHATTAN BANK, as an APA Bank


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------